UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2020
BellRing Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39093		83-4096323
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, BellRing Brands, LLC, a subsidiary of BellRing Brands, Inc. (the “Company”), entered into a Credit Agreement, dated as of October 21, 2019 (the “Credit Agreement”), with certain lenders, Credit Suisse Loan Funding LLC, BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, and BMO Capital Markets Corp., Coöperatieve Rabobank U.A., New York Branch, Nomura Securities International, Inc., Suntrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as co-managers, and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders. The Credit Agreement provides for a term B loan facility in an aggregate principal amount of $700.0 million, and a revolving credit facility in an aggregate principal amount of $200.0 million (the “Revolving Credit Facility”). The material terms of the Credit Agreement were set forth in the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2019 and incorporated herein by reference. Interest on borrowings under the Revolving Credit Facility must be paid monthly, bi-monthly or quarterly depending on the interest rate on the borrowing. A copy of the Credit Agreement was filed as Exhibit 10.9 to such Form 8-K.

BellRing Brands, LLC borrowed $15.0 million under the Revolving Credit Facility on March 17, 2020 and $50.0 million under the Revolving Credit Facility on March 23, 2020. BellRing Brands, LLC borrowed under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and its financial flexibility in light of the uncertainty resulting from the recent coronavirus (COVID-19) outbreak. The proceeds under the Revolving Credit Facility may be used for working capital, general corporate or other purposes as permitted by the Revolving Credit Facility.

Prior to the borrowings under the Revolving Credit Facility disclosed herein, BellRing Brands, LLC had $55.0 million outstanding under the Revolving Credit Facility. After giving consideration to the borrowings under the Revolving Credit Facility disclosed herein, as of March 23, 2020, BellRing Brands, LLC and its subsidiaries had approximately $80 million of cash on hand.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 24, 2020	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President, General Counsel and Secretary